[GREYROCK CAPITAL LOGO]

                           LOAN AND SECURITY AGREEMENT

BORROWER:                  DIGITAL MICROWAVE CORPORATION
ADDRESS:                   170 ROSE ORCHARD WAY
                           SAN JOSE, CALIFORNIA  95134

DATE:                      AS OF OCTOBER 1, 1998

This Loan and Security Agreement is entered into on the above date between GREYROCK CAPITAL, a Division of NationsCredit Commercial Corporation (GREYROCK), whose address is 10880 Wilshire Blvd. Suite 950, Los Angeles, CA 90024 and the borrower named above (BORROWER), whose chief executive office is located at the above address (BORROWER'S ADDRESS). The Schedule to this Agreement (the SCHEDULE) being signed concurrently is an integral part of this Agreement. (Definitions of certain terms used in this Agreement are set forth in Section 8 below.)

1.   LOANS.

   1.1 LOANS. Greyrock will make loans to Borrower (the LOANS), in amounts determined by Greyrock in its good faith business judgment, up to the amounts (the CREDIT LIMIT) shown on the Schedule, provided no Default or Event of Default has occurred and is continuing. If at any time or for any reason the total of all outstanding Loans and all other Obligations exceeds the Credit Limit, Borrower shall immediately pay the amount of the excess to Greyrock, without notice or demand.

    1.2 INTEREST. All Loans and all other monetary Obligations shall bear interest at the rate shown on the Schedule, except where expressly set forth to the contrary in this Agreement or in another written agreement signed by Greyrock and Borrower. Interest shall be payable monthly, on the last day of the month. Unless requested otherwise by Borrower in writing, interest shall be charged to Borrower's loan account, and the same shall thereafter bear interest at the same rate as the other Loans.

   1.3 FEES. Borrower shall pay Greyrock the fee(s) shown on the Schedule, which are in addition to all interest and other sums payable to Greyrock and are not refundable.

2.  SECURITY INTEREST.

   2.1 SECURITY INTEREST. To secure the payment and performance of all of the Obligations when due, Borrower hereby grants to Greyrock a security interest in all of Borrower's interest in the following, whether now owned or hereafter acquired, and wherever located (collectively, the COLLATERAL): All Inventory, Equipment, Receivables, and General Intangibles, including, without limitation, all of Borrower's Deposit Accounts, all money, all collateral in which Greyrock is granted a security interest pursuant to any other present or future agreement, all property now or at any time in the future in Greyrock's possession, and all proceeds (including proceeds of any insurance policies, proceeds of proceeds and claims against third parties), all products of the foregoing, and all books and records related to any of the foregoing provided that Collateral shall not include (i) Equipment and Inventory of Borrower which is located outside the United States in the ordinary course of business of Borrower and which has a value in the aggregate of less than $4,000,000, or (ii) deposit accounts maintained outside the United States in the ordinary course of business of Borrower and deposits therein made in the ordinary course of business.

3.  REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE BORROWER.

   In order to induce Greyrock to enter into this Agreement and to make Loans, Borrower represents and warrants to Greyrock as follows, and Borrower covenants that the following representations will continue to be true, and that Borrower will at all times comply with all of the following covenants:

   3.1 CORPORATE EXISTENCE AND AUTHORITY. Borrower, if a corporation, is and will continue to be, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Borrower is and will continue to be qualified and licensed to do business in all jurisdictions in which any failure to do so would have a material adverse effect on Borrower. The execution, delivery and performance by Borrower of this Agreement, and all other documents contemplated hereby (i) have been duly and validly authorized, (ii) are enforceable against Borrower in accordance with their terms (except as enforcement may be limited by equitable principles and by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors' rights generally), (iii) do not violate Borrower's articles or certificate of incorporation, or Borrower's by-laws, or any law or any material agreement or instrument which is binding upon Borrower or its property, and (iv) do not


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constitute  grounds for acceleration of any material  indebtedness or obligation under any material agreement or instrument which is binding upon Borrower or its property.

   3.2 NAME; TRADE NAMES AND STYLES. The name of Borrower set forth in the heading to this Agreement is its correct name. Listed on the Schedule are all prior names of Borrower and all of Borrower's present and prior trade names. Borrower shall give Greyrock 30 days' prior written notice before changing its name or doing business under any other name. Borrower has complied, and will in the future comply, with all laws relating to the conduct of business under a fictitious business name.

   3.3 PLACE OF BUSINESS; LOCATION OF COLLATERAL. The address set forth in the heading to this Agreement is Borrower's chief executive office. In addition, Borrower has places of business and Collateral is located only at the locations set forth on the Schedule. Borrower will give Greyrock at least 30 days prior written notice before opening any additional place of business, changing its chief executive office, or moving any of the Collateral to a location other than Borrower's Address or one of the locations set forth on the Schedule provided that such notice shall not be required for (i) sales of Inventory in the ordinary course of business, (ii) disposal in the ordinary course of business of items of Collateral which have become worn out or obsolete or which are promptly being replaced, (iii) disposal of Equipment outside the ordinary course of business not exceeding in the aggregate $250,000 in value in any fiscal year, and (iv) movement of Equipment within any of the states specified in the Schedule or within any other jurisdiction notified to Greyrock hereunder in which Greyrock has taken all necessary action in order to protect and perfect its security interest therein, and (iv) any and all mobile goods which are of a type normally used in more than one jurisdiction, and (v) movement of Equipment outside any of the states specified in the Schedule in the ordinary course of business and not exceeding in the aggregate $250,000 in value in any fiscal year.

   3.4 TITLE TO COLLATERAL; PERMITTED LIENS. Borrower is now, and will at all times in the future be, the sole owner of all the Collateral, except for items of Equipment which are leased by Borrower. The Collateral now is and will remain free and clear of any and all liens, charges, security interests, encumbrances and adverse claims, except for Permitted Liens. Greyrock now has, and will continue to have, a first-priority perfected and enforceable security interest in all of the Collateral, subject only to the Permitted Liens, and Borrower will at all times defend Greyrock and the Collateral against all claims of others. So long as any Loan is outstanding which is a term loan, none of the Collateral now is or will be affixed to any real property in such a manner, or with such intent, as to become a fixture. Borrower is not and will not become a lessee under any real property lease pursuant to which the lessor may obtain any rights in any of the Collateral and no such lease now prohibits, restrains, impairs or will prohibit, restrain or impair Borrower's right to remove any Collateral from the leased premises. Whenever any Collateral is located upon premises in which any third party has an interest (whether as owner, mortgagee, beneficiary under a deed of trust, lien or otherwise), Borrower shall, whenever reasonably requested by Greyrock, use its best efforts to cause such third party to execute and deliver to Greyrock, in form acceptable to Greyrock, such waivers and subordinations as Greyrock shall specify, so as to ensure that Greyrock's rights in the Collateral are, and will continue to be, superior to the rights of any such third party in all material respects. Borrower will keep in full force and effect, and will comply in all material respects with all the terms of, any lease of real property where any of the Collateral now or in the future may be located.

    3.5 MAINTENANCE OF COLLATERAL. Borrower will maintain the Collateral in good working condition, ordinary wear and tear excepted, and Borrower will not use the Collateral for any unlawful purpose. Borrower will immediately advise Greyrock in writing of any material loss or damage to the Collateral.

   3.6 BOOKS AND RECORDS. Borrower has maintained and will maintain at Borrower's Address complete and accurate books and records, comprising an accounting system in accordance with generally accepted accounting principles.

   3.7 FINANCIAL CONDITION, STATEMENTS AND REPORTS. All financial statements now or in the future delivered to Greyrock have been, and will be, prepared in conformity with generally accepted accounting principles and now and in the future will completely and fairly reflect the financial condition of Borrower, at the times and for the periods therein stated. Between the last date covered by any such statement provided to Greyrock and the date hereof, there has been no material adverse change in the financial condition or business of Borrower. Borrower is now solvent. If, in the future, Borrower fails to be solvent, the same shall constitute an Event of Default.

    3.8 TAX RETURNS AND PAYMENTS; PENSION CONTRIBUTIONS. Borrower has timely filed, and will timely file, all tax returns and reports required by applicable law, and Borrower has timely paid, and will timely pay, all applicable taxes, assessments, deposits and contributions now or in the future owed by Borrower. Borrower may, however, defer payment of any contested taxes, provided that Borrower (i) in good faith contests Borrower's obligation to pay the taxes by appropriate proceedings promptly and diligently instituted and conducted, (ii) notifies Greyrock in writing of the commencement of, and any material development in, the proceedings, and (iii) posts bonds or takes any other steps required to keep the contested taxes from becoming a lien upon any of the Collateral. Borrower is unaware of any claims or adjustments proposed for any of Borrower's prior tax years which could result in additional taxes becoming due and payable by Borrower. Borrower has paid, and shall continue to pay all amounts necessary to fund all present and future pension, profit sharing and deferred compensation plans in accordance with their terms, and Borrower has not and will not withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any such plan which could result in any material liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or any other governmental agency.


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Borrower shall, at all times, utilize the services of an outside payroll service providing for the automatic deposit of all payroll taxes payable by Borrower.

    3.9 COMPLIANCE WITH LAW. Borrower has complied, and will comply, in all material respects, with all provisions of all applicable laws and regulations, including, but not limited to, those relating to Borrower's ownership of real or personal property, the conduct and licensing of Borrower's business, and all environmental matters.

   3.10 LITIGATION. Except as disclosed in the Schedule, there is no claim, suit, litigation, proceeding or investigation pending or (to best of Borrower's knowledge) threatened by or against or affecting Borrower in any court or before any governmental agency (or any basis therefor known to Borrower) which is reasonably likely to result, either separately or in the aggregate, in any material adverse change in the financial condition or business of Borrower, or in any material impairment in the ability of Borrower to carry on its business in substantially the same manner as it is now being conducted. Borrower will promptly inform Greyrock in writing of any claim, proceeding, litigation or investigation in the future threatened or instituted by or against Borrower involving any single claim of $200,000 or more, or involving $500,000 or more in the aggregate.

   3.11 USE OF PROCEEDS. All proceeds of all Loans shall be used solely for lawful business purposes.

   3.12 YEAR 2000 COMPLIANCE. The Borrower has (i) initiated a review and assessment of all areas within its and each of its subsidiaries' business and operations (including those affected by suppliers and vendors) that could be materially adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by the Borrower or any of its subsidiaries (or its suppliers and vendors) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (ii) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis, and (iii) to date, implemented that plan in accordance with that timetable. The Borrower reasonably believes that all computer applications (including those of its suppliers and vendors) that are material to its or any of its subsidiaries' business and operations will on a timely basis be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be "Year 2000 compliant"), except to the extent that a failure to do so could not reasonably be expected to have material adverse effect. The Borrower will promptly notify Greyrock in the event the Borrower discovers or determines that any computer application (including those of its suppliers and vendors) that is material to its or any of its subsidiaries' business and operations will not be Year 2000 compliant on a timely basis, except to the extent that such failure could not reasonably be expected to have a material adverse effect.

4.  RECEIVABLES.

   4.1 REPRESENTATIONS RELATING TO RECEIVABLES. Borrower represents and warrants to Greyrock as follows: Each Receivable with respect to which Loans are requested by Borrower shall, on the date each Loan is requested and made, represent an undisputed, bona fide, existing, unconditional obligation of the Account Debtor created by the sale, delivery, and acceptance of goods or the rendition of services, in the ordinary course of Borrower's business and meet the Minimum Eligibility Requirements set forth in Section 8 below.

   4.2 REPRESENTATIONS RELATING TO DOCUMENTS AND LEGAL COMPLIANCE. Borrower represents and warrants to Greyrock as follows: to the best of Borrower's knowledge (after reasonable inquiry) All statements made and all unpaid balances appearing in all invoices, instruments and other documents evidencing the Receivables are and shall be true and correct and all such invoices, instruments and other documents and all of Borrower's books and records are and shall be genuine and in all respects what they purport to be, and to the best of Borrower's knowledge (after reasonable inquiry) all signatories and endorsers have the capacity to contract. All sales and other transactions underlying or giving rise to each Receivable shall comply with all applicable laws and governmental rules and regulations. to the best of Borrower's knowledge (after reasonable inquiry) All signatures and indorsements on all documents, instruments, and agreements relating to all Receivables are and shall be genuine, and all such documents, instruments and agreements are and shall be legally enforceable in accordance with their terms.

  4.3 SCHEDULES AND DOCUMENTS RELATING TO RECEIVABLES. While the
Non-Streamlined Facility (as defined in the Schedule) is in effect Borrower shall deliver to Greyrock transaction reports and loan requests, schedules and assignments of all Receivables, and schedules of collections, all on Greyrock's standard forms; provided, however, that Borrower's failure to execute and deliver the same shall not affect or limit Greyrock's security interest and other rights in all of Borrower's Receivables, nor shall Greyrock's failure to advance or lend against a specific Receivable affect or limit Greyrock's security interest and other rights therein. If requested by Greyrock, Borrower shall furnish Greyrock with copies (or, at Greyrock's request, originals) of all contracts, orders, invoices, and other similar documents, and all original shipping instructions, delivery receipts, bills of lading, and other evidence of delivery, for any goods the sale or disposition of which gave rise to such Receivables, and Borrower warrants to the best of its knowledge the genuineness of all of the foregoing. Borrower shall also furnish to Greyrock an aged accounts receivable trial balance in such form and at such intervals as Greyrock shall request. In addition, Borrower shall deliver to Greyrock the originals of all material instruments, chattel paper, security agreements, guarantees and other documents and property evidencing or securing any Receivables, immediately upon receipt thereof and in the same form as received, with all necessary indorsements.


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    4.4 COLLECTION OF RECEIVABLES. Borrower shall have the right to collect all
Receivables, unless and until a Default or an Event of Default has occurred. While the Non-Streamlined Facility (as defined in the Schedule) is in effect Borrower shall hold all payments on, and proceeds of, Receivables in trust for Greyrock, and Borrower shall deliver all such payments and proceeds to Greyrock, within one business day after receipt of the same, by wire transfer to be applied to the Obligations in such order as Greyrock shall determine and Borrower shall provide Greyrock with a list of all checks and remittances so received within one Business Day after receipt of the same (and, if requested by Greyrock, copies of the checks).

    4.5 DISPUTES. Borrower shall notify Greyrock promptly of all disputes or claims known to Borrower relating to Receivables on the regular reports to Greyrock. Borrower shall not forgive, or settle any Receivable for less than payment in full, or agree to do any of the foregoing, except that Borrower may do so, provided that: (i) Borrower does so in good faith, in a commercially reasonable manner, in the ordinary course of business, and in arm's length transactions, which are reported to Greyrock on the regular reports provided to Greyrock; (ii) no Default or Event of Default has occurred and is continuing; and (iii) taking into account all such settlements and forgiveness, the total outstanding Loans and other Obligations will not exceed the Credit Limit.

    4.6 RETURNS. Provided no Event of Default has occurred and is continuing, if any Account Debtor returns any Inventory to Borrower in the ordinary course of its business, Borrower shall promptly determine the reason for such return and promptly issue a credit memorandum to the Account Debtor in the appropriate amount (sending a copy to Greyrock if requested by Greyrock). In the event any attempted return occurs after the occurrence of any Event of Default, Borrower shall (i) not accept any return without Greyrock's prior written consent, (ii) hold the returned Inventory in trust for Greyrock, (iii) segregate all returned Inventory from all of Borrower's other property, (iv) conspicuously label the returned Inventory as Greyrock's property, and (v) immediately notify Greyrock of the return of any Inventory, specifying the reason for such return, the location and condition of the returned Inventory, and on Greyrock's request deliver such returned Inventory to Greyrock.

   4.7 VERIFICATION. Greyrock may, from time to time, verify directly with the respective Account Debtors the validity, amount and other matters relating to the Receivables, by means of mail, telephone or otherwise, either in the name of Borrower or Greyrock or such other name as Greyrock may choose, and Greyrock or its designee may, at any time, notify Account Debtors that it has a security interest in the Receivables.

   4.8 NO LIABILITY. Greyrock shall not under any circumstances be responsible or liable for any shortage or discrepancy in, damage to, or loss or destruction of, any goods, the sale or other disposition of which gives rise to a Receivable, or for any error, act, omission, or delay of any kind occurring in the settlement, failure to settle, collection or failure to collect any Receivable, or for settling any Receivable in good faith for less than the full amount thereof, nor shall Greyrock be deemed to be responsible for any of Borrower's obligations under any contract or agreement giving rise to a Receivable. Nothing herein shall, however, relieve Greyrock from liability for its own gross negligence or willful misconduct.

5.  ADDITIONAL DUTIES OF THE BORROWER.

   5.1 INSURANCE. Borrower shall, at all times, insure all of the tangible personal property Collateral and carry such other business insurance, with insurers reasonably acceptable to Greyrock, in amounts and on forms customary in Borrower's business, and Borrower shall provide evidence of such insurance to Greyrock, so that Greyrock is satisfied that such insurance is, at all times, in full force and effect. All such insurance policies shall name Greyrock as an additional loss payee, and shall contain a lenders loss payee endorsement in form reasonably acceptable to Greyrock. Upon receipt of the proceeds of any such insurance, Greyrock shall apply such proceeds in reduction of the Obligations as Greyrock shall determine in its sole discretion, except that, provided no Default or Event of Default has occurred and is continuing, Greyrock shall release to Borrower insurance proceeds with respect to Equipment totaling less than $100,000, which shall be utilized by Borrower for the replacement of the Equipment with respect to which the insurance proceeds were paid. Greyrock may require reasonable assurance that the insurance proceeds so released will be so used. If Borrower fails to provide or pay for any insurance, Greyrock may, but is not obligated to, obtain the same at Borrower's expense. Borrower shall promptly deliver to Greyrock copies of all reports made to insurance companies relating to losses over $100,000.

   5.2 REPORTS. Borrower, at its expense, shall provide Greyrock with the written reports set forth in the Schedule, and such other written reports with respect to Borrower (including budgets, sales projections, operating plans and other financial documentation), as Greyrock shall from time to time reasonably specify.

   5.3 ACCESS TO COLLATERAL, BOOKS AND RECORDS. At reasonable times, and on one business day's notice, Greyrock, or its agents, shall have the right to inspect the Collateral, and the right to audit and copy Borrower's books and records. Greyrock shall take reasonable steps to keep confidential all information obtained in any such inspection or audit, but Greyrock shall have the right to disclose any such information to its auditors, regulatory agencies, and attorneys, and pursuant to any subpoena or other legal process. The foregoing inspections and audits shall be at Borrower's expense and the charge therefor shall be $600 per person per day (or such higher amount as shall represent Greyrock's then current standard charge for the same), plus reasonable out-of-pockets expenses. Borrower shall not be charged more than $5,000 per fiscal quarter of Borrower (plus reasonable out-of-pockets expenses), nor shall audits be done more frequently than four times per calendar year, provided that the foregoing


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limits shall not apply after the occurrence of a Default or Event of Default, nor shall they restrict Greyrock's right to conduct audits at its own expense (whether or not a Default or Event of Default has occurred). Borrower will not enter into any agreement with any accounting firm, service bureau or third party to store Borrower's books or records at any location other than Borrower's Address, without first obtaining Greyrock's written consent, which may be conditioned upon such accounting firm, service bureau or other third party agreeing to give Greyrock the same rights with respect to access to books and records and related rights as Greyrock has under this Agreement.

   5.4 REMITTANCE OF PROCEEDS. Except for the proceeds of Receivables collected on payment of the same while the Streamlined Facility is in effect, and except for the proceeds of sales of Receivables permitted by Section 7(3) of the Schedule, and except for proceeds of Equipment with sold in good faith arm's length transactions for an aggregate purchase price of less than $250,000 in any fiscal year. All proceeds arising from the sale or other disposition of any Collateral shall be delivered, in kind, by Borrower to Greyrock in the original form in which received by Borrower or by wire transfer not later than the following business day after receipt by Borrower, to be applied to the Obligations in such order as Greyrock shall determine. Notwithstanding the foregoing, if an Event of Default or an event which, with notice or passage of time or both, would constitute an Event of Default, has occurred and is continuing, all proceeds of Receivables and Equipment shall be delivered, in kind, by Borrower to Greyrock in the original form in which received by Borrower or by wire transfer not later than the following business day after receipt by Borrower, to be applied to the Obligations in such order as Greyrock shall determine, without limiting Greyrock's other rights and remedies. Borrower shall not commingle proceeds of Collateral with any of Borrower's other funds or property, and shall hold such proceeds separate and apart from such other funds and property and in an express trust for Greyrock. Nothing in this Section limits the restrictions on disposition of Collateral set forth elsewhere in this Agreement.

     5.5 NEGATIVE COVENANTS. Except as may be permitted in the Schedule, Borrower shall not, without Greyrock's prior written consent, which shall be a matter of Greyrock's good faith business judgment, do any of the following: (i) merge or consolidate with another corporation or entity; (ii) acquire any assets, except in the ordinary course of business; (iii) enter into any other transaction outside the ordinary course of business; (iv) sell or transfer any Collateral, except that, provided no Default or Event of Default has occurred and is continuing, Borrower may (a) sell finished Inventory in the ordinary course of Borrower's business, and (b) if no term loan is outstanding hereunder, sell Equipment in the ordinary course of business, in good-faith arm's length transactions; (v) store any Inventory or other Collateral with any warehouseman or other third party except for (a) temporary storage of Inventory in the ordinary course of business with a warehouse which has executed and delivered a bailee agreement in favor of Greyrock in such form as it shall require, (b) temporary storage of obsolete or unusable equipment preparatory to its sale if the sale is permitted under this Loan Agreement, (c) temporary storage of Inventory in the ordinary course of business in connection with sales of such Inventory in the ordinary course of business for delivery outside the United States, and (d) temporary storage of Inventory in the ordinary course of business with vendors to the Borrower, but no Inventory outside the possession of Borrower under clauses (a) through (d) above shall be deemed to be Eligible Inventory; (vi) sell any Inventory on a sale-or-return, guaranteed sale, consignment, or other contingent basis; (vii) make any loans of any money or other assets except for loans in connection with employee benefit plans and other loans to employees in the ordinary course of business, in an aggregate amount at any time outstanding not to exceed $500,000; (viii) incur any debts, outside the ordinary course of business, which would have a material, adverse effect on Borrower or on the prospect of repayment of the Obligations; (ix) except for (a) obligations to indemnify others incurred by Borrower in the ordinary course of business, (b) obligations to indemnify officers, directors and employees of Borrower, and (c) guaranties of the obligations of subsidiaries of Borrower guarantee or otherwise become liable with respect to the obligations of another party or entity; (x) pay or declare any dividends on Borrower's stock (except for dividends payable solely in stock of Borrower); (xi) redeem, retire, purchase or otherwise acquire, directly or indirectly, any of Borrower's stock except for repurchases of stock in connection with employee stock purchase plans in an aggregate amount not to exceed $100,000 in any fiscal year;
    (xii) make any change in Borrower's capital structure which would have a material adverse effect on Borrower or on the prospect of repayment of the Obligations; or (xiii) dissolve or elect to dissolve; or (xiv) agree to do any of the foregoing.

   5.6 LITIGATION COOPERATION. Should any third-party suit or proceeding be instituted by or against Greyrock with respect to any Collateral or in any manner relating to Borrower, Borrower shall, without expense to Greyrock, make available Borrower and its officers, employees and agents, and Borrower's books and records, without charge, to the extent that Greyrock may deem them reasonably necessary in order to prosecute or defend any such suit or proceeding.

   5.7 NOTIFICATION OF CHANGES. Borrower will promptly notify Greyrock in writing of any change in its chief financial officer or other executive officers officers or directors, the opening of any new bank account or other deposit account, and any material adverse change in the business or financial affairs of Borrower.


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   5.8 FURTHER ASSURANCES. Borrower agrees, at its expense, on request by
Greyrock, to execute all documents and take all actions, as Greyrock may deem reasonably necessary or useful in order to perfect and maintain Greyrock's perfected security interest in the Collateral, and in order to fully consummate the transactions contemplated by this Agreement.

   5.9 INDEMNITY. Borrower hereby agrees to indemnify Greyrock and hold Greyrock harmless from and against any and all claims, debts, liabilities, demands, obligations, actions, causes of action, penalties, costs and expenses (including attorneys' fees), of every nature, character and description, which Greyrock may sustain or incur based upon or arising out of any of the Obligations, any actual or alleged failure to collect and pay over any withholding or other tax relating to Borrower or its employees, any relationship or agreement between Greyrock and Borrower, any actual or alleged failure of Greyrock to comply with any writ of attachment or other legal process relating to Borrower or any of its property, or any other matter, cause or thing whatsoever occurred, done, omitted or suffered to be done by Greyrock relating to Borrower or the Obligations (except any such amounts sustained or incurred as the result of the gross negligence or willful misconduct of Greyrock or any of its directors, officers, employees, agents, attorneys, or any other person affiliated with or representing Greyrock). Notwithstanding any provision in this Agreement to the contrary, the indemnity agreement set forth in this Section shall survive any termination of this Agreement and shall for all purposes continue in full force and effect.

6.   TERM.

   6.1 MATURITY DATE. This Agreement shall continue in effect until the maturity date set forth on the Schedule (the MATURITY DATE); provided that the Maturity Date shall automatically be extended, and this Agreement shall automatically and continuously renew, for successive additional terms of one year each, unless one party gives written notice to the other, not less than sixty days prior to the next Maturity Date, that such party elects to terminate this Agreement effective on the next Maturity Date.

   6.2 EARLY TERMINATION. This Agreement may be terminated prior to the Maturity Date as follows: (i) by Borrower, effective three business days after written notice of termination is given to Greyrock; or (ii) by Greyrock at any time after the occurrence of an Event of Default, without notice, effective immediately. If this Agreement is terminated by Borrower Borrower shall pay to Greyrock a termination fee (the TERMINATION Fee) in the amount shown on the Schedule. The Termination Fee shall be due and payable on the effective date of termination and thereafter shall bear interest at a rate equal to the highest rate applicable to any of the Obligations.

   6.3 PAYMENT OF OBLIGATIONS. On the Maturity Date (as it may be extended under
Section 6.1) or on any earlier effective date of termination, Borrower shall pay and perform in full all Obligations, whether evidenced by installment notes or otherwise, and whether or not all or any part of such Obligations are otherwise then due and payable. Without limiting the generality of the foregoing, if on the Maturity Date, or on any earlier effective date of termination, there are any outstanding letters of credit issued based upon an application, guarantee, indemnity or similar agreement on the part of Greyrock, then on such date Borrower shall provide to Greyrock cash collateral in an amount equal to 110% of the face amount of all such letters of credit plus all interest, fees and costs due or (in Greyrock's estimation) likely to become due in connection therewith, to secure all of the Obligations relating to said letters of credit, pursuant to Greyrock's then standard form cash pledge agreement. Notwithstanding any termination of this Agreement, all of Greyrock's security interests in all of the Collateral and all of the terms and provisions of this Agreement shall continue in full force and effect until all Obligations have been paid and performed in full; provided that, without limiting the fact that Loans are subject to the discretion of Greyrock, Greyrock may, in its sole discretion, refuse to make any further Loans after termination. No termination shall in any way affect or impair any right or remedy of Greyrock, nor shall any such termination relieve Borrower of any Obligation to Greyrock, until all of the Obligations have been paid and performed in full. Upon payment and performance in full of all the Obligations and termination of this Agreement, Greyrock shall promptly deliver to Borrower termination statements, requests for reconveyances and such other documents as may be reasonably required to terminate Greyrock's security interests.

7.  EVENTS OF DEFAULT AND REMEDIES.

   7.1 EVENTS OF DEFAULT. The occurrence of any of the following events shall constitute an EVENT OF DEFAULT under this Agreement, and Borrower shall give Greyrock immediate written notice thereof: (a) Any warranty, representation, statement, report or certificate made or delivered to Greyrock by Borrower or any of Borrower's officers, employees or agents, now or in the future, shall be untrue or misleading in a material respect when made; or (b) Borrower shall fail to pay when due any Loan or any interest thereon or any other monetary Obligation; or (c) the total Loans and other Obligations outstanding at any time shall exceed the Credit Limit; or (d) Borrower shall fail to perform any non-monetary Obligation which by its nature cannot be cured; or (e) Borrower shall fail to perform any other non-monetary Obligation, which failure is not cured within 5 business days after the date performance is due; or (f) any levy, assessment, attachment, seizure, lien or encumbrance (other than a Permitted
Lien) is made on all or any part of the Collateral which is not cured within 10 days after the occurrence of the same (or, in the case of a levy or attachment not consented to by Borrower, which is not bonded against within 20 days); or
(g) any default or event of default occurs under any obligation in an amount in excess of $100,000 secured by a Permitted Lien, which is not cured within any applicable cure period or waived in writing by the holder of the Permitted Lien; or (h) Borrower breaches any material contract or obligation, which has or may reasonably be expected to have a material adverse effect on Borrower's business or financial condition; or (i) dissolution except for dissolution of subsidiaries of a Borrower, termination of existence, insolvency or business failure of Borrower or any Guarantor; or appointment of a receiver, trustee or custodian, for all or any part of the property of, assignment for the benefit of creditors by, or the commencement of any proceeding by Borrower or any Guarantor under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect; or (j) the commencement of any proceeding against Borrower or any Guarantor under any reorganization, bankruptcy,


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insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect, which is not cured by the dismissal thereof within 45 days after the date commenced; or (k) revocation or termination of, or limitation or denial of liability upon, any guaranty of the Obligations or any attempt to do any of the foregoing; or (l) revocation or termination of, or limitation or denial of liability upon, any pledge of any certificate of deposit, securities or other property or asset pledged by any third party to secure any or all of the Obligations, or any attempt to do any of the foregoing, or commencement of proceedings by or against any such third party under any bankruptcy or insolvency law; or (m) Borrower makes any payment on account of any indebtedness or obligation which has been subordinated to the Obligations other than as permitted in the applicable subordination agreement, or if any Person who has subordinated such indebtedness or obligations terminates or in any way limits or terminates its subordination agreement; or (n) any person or persons acting individually or in concert with others shall acquire beneficial ownership of securities in Borrower representing 40% or more of the combined voting power of all securities entitled to vote in the election of directors; or (o) Borrower shall generally not pay its debts as they become due, or Borrower shall conceal, remove or transfer any part of its property, with intent to hinder, delay or defraud its creditors, or make or suffer any transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or (p) there shall be a material adverse change in Borrower's business or financial condition. Greyrock may cease making any Loans hereunder during any of the above cure periods, and thereafter if an Event of Default has occurred.

    7.2 REMEDIES. Upon the occurrence and during the continuance of any Event of Default, and at any time thereafter, Greyrock, at its option, and without notice or demand of any kind (all of which are hereby expressly waived by Borrower), may do any one or more of the following: (a) Cease making Loans or otherwise extending credit to Borrower under this Agreement or any other document or agreement; (b) Accelerate and declare all or any part of the Obligations to be immediately due, payable, and performable, notwithstanding any deferred or installment payments allowed by any instrument evidencing or relating to any Obligation; (c) Take possession of any or all of the Collateral wherever it may be found, and for that purpose Borrower hereby authorizes Greyrock without judicial process to enter onto any of Borrower's premises without interference to search for, take possession of, keep, store, or remove any of the Collateral, and remain on the premises or cause a custodian to remain on the premises in exclusive control thereof, without charge for so long as Greyrock deems it reasonably necessary in order to complete the enforcement of its rights under this Agreement or any other agreement; provided, however, that should Greyrock seek to take possession of any of the Collateral by Court process, Borrower hereby irrevocably waives: (i) any bond and any surety or security relating thereto required by any statute, court rule or otherwise as an incident to such possession; (ii) any demand for possession prior to the commencement of any suit or action to recover possession thereof; and (iii) any requirement that Greyrock retain possession of, and not dispose of, any such Collateral until after trial or final judgment; (d) Require Borrower to assemble any or all of the Collateral and make it available to Greyrock at places designated by Greyrock which are reasonably convenient to Greyrock and Borrower, and to remove the Collateral to such locations as Greyrock may deem advisable; (e) Complete the processing, manufacturing or repair of any Collateral prior to a disposition thereof and, for such purpose and for the purpose of removal, Greyrock shall have the right to use Borrower's premises, vehicles, hoists, lifts, cranes, equipment and all other property without charge; (f) Sell, lease or otherwise dispose of any of the Collateral, in its condition at the time Greyrock obtains possession of it or after further manufacturing, processing or repair, at one or more public and/or private sales, in lots or in bulk, for cash, exchange or other property, or on credit, and to adjourn any such sale from time to time without notice other than oral announcement at the time scheduled for sale. Greyrock shall have the right to conduct such disposition on Borrower's premises without charge, for such time or times as Greyrock deems reasonable, or on Greyrock's premises, or elsewhere and the Collateral need not be located at the place of disposition. Greyrock may directly or through any affiliated company purchase or lease any Collateral at any such public disposition, and if permissible under applicable law, at any private disposition. Any sale or other disposition of Collateral shall not relieve Borrower of any liability Borrower may have if any Collateral is defective as to title or physical condition or otherwise at the time of sale;
(g) Demand payment of, and collect any Receivables and General Intangibles comprising Collateral and, in connection therewith, Borrower irrevocably authorizes Greyrock to endorse or sign Borrower's name on all collections, receipts, instruments and other documents, to take possession of and open mail addressed to Borrower and remove therefrom payments made with respect to any item of the Collateral or proceeds thereof, and, in Greyrock's sole discretion, to grant extensions of time to pay, compromise claims and settle Receivables, General Intangibles and the like for less than face value; and (h) Demand and receive possession of any of Borrower's federal and state income tax returns and the books and records utilized in the preparation thereof or referring thereto. All reasonable attorneys' fees, expenses, costs, liabilities and obligations incurred by Greyrock with respect to the foregoing shall be added to and become part of the Obligations, shall be due on demand, and shall bear interest at a rate equal to the highest interest rate applicable to any of the Obligations.

   7.3 STANDARDS FOR DETERMINING COMMERCIAL REASONABLENESS. Borrower and Greyrock agree that a


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sale or other disposition (collectively, SALE) of any Collateral which complies with the following standards will conclusively be deemed to be commercially reasonable: (i) Notice of the sale is given to Borrower at least 10 days prior to the sale, and, in the case of a public sale, notice of the sale is published at least 10 days before the sale in a newspaper of general circulation in the county where the sale is to be conducted; (ii) Notice of the sale describes the collateral in general, non-specific terms; (iii) The sale is conducted at a place designated by Greyrock, with or without the Collateral being present; (iv) The sale commences at any time between 8:00 a.m. and 6:00 p.m; (v) Payment of the purchase price in cash or by cashier's check or wire transfer is required;
(vi) With respect to any sale of any of the Collateral, Greyrock may (but is not obligated to) direct any prospective purchaser to ascertain directly from Borrower any and all information concerning the same. Greyrock shall be free to employ other methods of noticing and selling the Collateral, in its discretion, if they are commercially reasonable.

   7.4 POWER OF ATTORNEY. Upon the occurrence and during the continuance of any Event of Default, without limiting Greyrock's other rights and remedies, Borrower grants to Greyrock an irrevocable power of attorney coupled with an interest, authorizing and permitting Greyrock (acting through any of its employees, attorneys or agents) at any time, at its option, but without obligation, with or without notice to Borrower, and at Borrower's expense, to do any or all of the following, in Borrower's name or otherwise, but Greyrock agrees to exercise the following powers in a commercially reasonable manner: (a) Execute on behalf of Borrower any documents that Greyrock may, in its sole discretion, deem advisable in order to perfect and maintain Greyrock's security interest in the Collateral, or in order to exercise a right of Borrower or Greyrock, or in order to fully consummate all the transactions contemplated under this Agreement, and all other present and future agreements; (b) Execute on behalf of Borrower any document exercising, transferring or assigning any option to purchase, sell or otherwise dispose of or to lease (as lessor or lessee) any real or personal property which is part of Greyrock's Collateral or in which Greyrock has an interest; (c) Execute on behalf of Borrower, any invoices relating to any Receivable, any draft against any Account Debtor and any notice to any Account Debtor, any proof of claim in bankruptcy, any Notice of Lien, claim of mechanic's, materialman's or other lien, or assignment or satisfaction of mechanic's, materialman's or other lien; (d) Take control in any manner of any cash or non-cash items of payment or proceeds of Collateral; endorse the name of Borrower upon any instruments, or documents, evidence of payment or Collateral that may come into Greyrock's possession; (e) Endorse all checks and other forms of remittances received by Greyrock; (f) Pay, contest or settle any lien, charge, encumbrance, security interest and adverse claim in or to any of the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; (g) Grant extensions of time to pay, compromise claims and settle Receivables and General Intangibles for less than face value and execute all releases and other documents in connection therewith;
(h) Pay any sums required on account of Borrower's taxes or to secure the release of any liens therefor, or both; (i) Settle and adjust, and give releases of, any insurance claim that relates to any of the Collateral and obtain payment therefor; (j) Instruct any third party having custody or control of any books or records belonging to, or relating to, Borrower to give Greyrock the same rights of access and other rights with respect thereto as Greyrock has under this Agreement; and (k) Take any action or pay any sum required of Borrower pursuant to this Agreement and any other present or future agreements. Any and all reasonable sums paid and any and all reasonable costs, expenses, liabilities, obligations and reasonable attorneys' fees incurred by Greyrock with respect to the foregoing shall be added to and become part of the Obligations, shall be payable on demand, and shall bear interest at a rate equal to the highest interest rate applicable to any of the Obligations. In no event shall Greyrock's rights under the foregoing power of attorney or any of Greyrock's other rights under this Agreement be deemed to indicate that Greyrock is in control of the business, management or properties of Borrower.

   7.5 APPLICATION OF PROCEEDS. All proceeds realized as the result of any sale or other disposition of the Collateral shall be applied by Greyrock first to the reasonable costs, expenses, liabilities, obligations and attorneys' fees incurred by Greyrock in the exercise of its rights under this Agreement, second to the interest due upon any of the Obligations, and third to the principal of the Obligations, in such order as Greyrock shall determine in its sole discretion. Any surplus shall be paid to Borrower or other persons legally entitled thereto; Borrower shall remain liable to Greyrock for any deficiency. If Greyrock, in its sole discretion, directly or indirectly enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, Greyrock shall have the option, exercisable at any time, in its sole discretion, of either reducing the Obligations by the principal amount of purchase price or deferring the reduction of the Obligations until the actual receipt by Greyrock of the cash therefor.

   7.6 REMEDIES CUMULATIVE. In addition to the rights and remedies set forth in this Agreement, Greyrock shall have all the other rights and remedies accorded a secured party under the California Uniform Commercial Code and under all other applicable laws, and under any other instrument or agreement now or in the future entered into between Greyrock and Borrower, and all of such rights and remedies are cumulative and none is exclusive. Exercise or partial exercise by Greyrock of one or more of its rights or remedies shall not be deemed an election, nor bar Greyrock from subsequent exercise or partial exercise of any other rights or remedies. The failure or delay of Greyrock to exercise any rights or remedies shall not operate as a waiver thereof, but all rights and remedies shall continue in full force and effect until all of the Obligations have been fully paid and performed.

8. DEFINITIONS. As used in this Agreement, the following terms have the following meanings:

   ACCOUNT DEBTOR means the obligor on a Receivable.

   AFFILIATE means, with respect to any Person, a relative, partner, shareholder, director, officer, or employee of such Person, or any parent or subsidiary of such Person, or any Person controlling, controlled by or under common control with such Person.


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   AGREEMENT and THIS AGREEMENT means this Loan and Security Agreement and all modifications and amendments thereto, extensions thereof, and replacements therefor.

   BUSINESS DAY means a day on which Greyrock is open for business.

   CODE means the Uniform Commercial Code as adopted and in effect in the State of California from time to time.

   COLLATERAL has the meaning set forth in Section 2.1 above.

   DEFAULT means any event which with notice or passage of time or both, would constitute an Event of Default.

   DEPOSIT ACCOUNT has the meaning set forth in Section 9105 of the Code.

   ELIGIBLE INVENTORY means Inventory which Greyrock, in its good faith business judgment, deems eligible for borrowing, based on such considerations as Greyrock may from time to time deem appropriate. Without limiting the fact that the determination of which Inventory is eligible for borrowing is a matter of Greyrock's discretion, Inventory which does not meet the following requirements will not be deemed to be Eligible Inventory: Inventory which (i) consists of finished goods or raw materials or subassemblies, in good, new and salable condition which is not perishable, not obsolete or unmerchantable, and is not comprised of, work in process, packaging materials or supplies; (ii) meets all applicable governmental standards; (iii) has been manufactured in compliance with the Fair Labor Standards Act; (iv) conforms in all respects to the warranties and representations set forth in this Agreement; (v) is at all times subject to Greyrock's duly perfected, first priority security interest; and
(vii) is situated at Borrower's Address or at one of Borrower's other locations set forth on the Schedule. Greyrock may, from time to time, in its discretion, revise the requirements for Eligible Inventory, upon written notice to the Borrower.

    ELIGIBLE RECEIVABLES means Receivables arising in the ordinary course of Borrower's business from the sale of goods or rendition of services, which Greyrock, in its good faith business judgment, shall deem eligible for borrowing, based on such considerations as Greyrock may from time to time deem appropriate. Without limiting the fact that the determination of which Receivables are eligible for borrowing is a matter of Greyrock's good faith business judgment, the following (the "MINIMUM ELIGIBILITY REQUIREMENTS") are the minimum requirements for a Receivable to be an Eligible Receivable: (i) the Receivable must not be more than 30 days past due, and must not be outstanding for more than 120 days from its invoice date (except that, in the case of a Receivable secured by a letter of credit such Receivable may be outstanding for up to 360 days from its invoice date and in the case of a Receivable as to which credit insurance acceptable to Greyrock is in effect, such Receivable may be outstanding for up to 180 days from its invoice date), and (ii) the Receivable must not represent progress billings, or be due under a fulfillment or requirements contract with the Account Debtor, (iii) the Receivable must not be subject to any contingencies (including Receivables arising from sales on consignment, guaranteed sale or other terms pursuant to which payment by the Account Debtor may be conditional), (iv) the Receivable must not be owing from an Account Debtor with whom the Borrower has any dispute (whether or not relating to the particular Receivable) but in that event the Receivable may be an Eligible Receivable to the extent it exceeds the amount in dispute, (v) the Receivable must not be owing from an Affiliate of Borrower, (vi) the Receivable must not be owing from an Account Debtor which is subject to any insolvency or bankruptcy proceeding, or whose financial condition is not acceptable to Greyrock, or which, fails or goes out of a material portion of its business,
(vii) the Receivable must not be owing from the United States or any department, agency or instrumentality thereof (unless there has been compliance, to Greyrock's satisfaction, with the United States Assignment of Claims Act),
(viii) the Receivable must not be owing from an Account Debtor located outside the United States or Canada (unless pre-approved by Greyrock in its good-faith business judgment in writing, or backed by a letter of credit satisfactory to Greyrock, or credit-insured satisfactory to Greyrock, or owing to one of Borrower's Foreign Affiliates and Borrower is permitted to include the Receivable as an Eligible Receivable under in Section 1(f) of the Schedule),
(ix) the Receivable must not be owing from an Account Debtor to whom Borrower is or may be liable for goods purchased from such Account Debtor or otherwise (but in that event the amount of the Receivable in excess of the amount owing from the Borrower to the Account Debtor may be an Eligible Receivable). If more than 50% of the Receivables owing from an Account Debtor are not Eligible Receivables, then all Receivables owing from that Account Debtor will be deemed ineligible for borrowing. Greyrock may, from time to time, in its discretion, revise the Minimum Eligibility Requirements, upon written notice to the Borrower.

   EQUIPMENT means all of Borrower's present and hereafter acquired machinery, molds, machine tools, motors, furniture, equipment, furnishings, fixtures, trade fixtures, motor vehicles, tools, parts, dyes, jigs, goods and other tangible personal property (other than Inventory) of every kind and description used in Borrower's operations or owned by Borrower and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions or improvements to any of the foregoing, wherever located.

   EVENT OF DEFAULT means any of the events set forth in Section 7.1 of this Agreement.

   GENERAL INTANGIBLES means all general intangibles of Borrower, whether now owned or hereafter created or acquired by Borrower, including, without limitation, all choses in action, causes of action, corporate or other business records, Deposit Accounts, inventions, designs, drawings, blueprints, patents, patent applications,


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trademarks and the goodwill of the business symbolized thereby, names, trade names, trade secrets, goodwill, copyrights, registrations, licenses, franchises, customer lists, security and other deposits, rights in all litigation presently or hereafter pending for any cause or claim (whether in contract, tort or otherwise), and all judgments now or hereafter arising therefrom, all claims of Borrower against Greyrock, rights to purchase or sell real or personal property, rights as a licensor or licensee of any kind, royalties, telephone numbers, proprietary information, purchase orders, and all insurance policies and claims (including life insurance, key man insurance, credit insurance, liability insurance, property insurance and other insurance), tax refunds and claims, computer programs, discs, tapes and tape files, claims under guaranties, security interests or other security held by or granted to Borrower, all rights to indemnification and all other intangible property of every kind and nature (other than Receivables).

   GUARANTOR means any Person who has guaranteed any of the Obligations.

   INVENTORY means all of Borrower's now owned and hereafter acquired goods, merchandise or other personal property, wherever located, to be furnished under any contract of service or held for sale or lease (including all raw materials, work in process, finished goods and goods in transit), and all materials and supplies of every kind, nature and description which are or might be used or consumed in Borrower's business or used in connection with the manufacture, packing, shipping, advertising, selling or finishing of such goods, merchandise or other personal property, and all warehouse receipts, documents of title and other documents representing any of the foregoing.

   OBLIGATIONS means all present and future Loans, advances, debts, liabilities, obligations, guaranties, covenants, duties and indebtedness at any time owing by Borrower to Greyrock, whether evidenced by this Agreement or any note or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, banker's acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect (including, without limitation, those acquired by assignment and any participation by Greyrock in Borrower's debts owing to others), absolute or contingent, due or to become due, including, without limitation, all interest, charges, expenses, fees, attorney's fees, expert witness fees, audit fees, letter of credit fees, loan fees, termination fees, minimum interest charges and any other sums chargeable to Borrower under this Agreement or under any other present or future instrument or agreement between Borrower and Greyrock.

   PERMITTED LIENS means the following: (i) purchase money security interests in specific items of Equipment; (ii) leases of specific items of Equipment;
(iii) liens for taxes not yet payable; (iv) additional security interests and liens which are subordinate to the security interest in favor of Greyrock and are consented to in writing by Greyrock (which consent shall not be unreasonably withheld); (v) security interests being terminated substantially concurrently with this Agreement; (vi) liens of materialmen, mechanics, warehousemen, carriers, or other similar liens arising in the ordinary course of business and securing obligations which are not delinquent; (vii) liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by liens of the type described above in clauses (i) or
(ii) above, provided that any extension, renewal or replacement lien is limited to the property encumbered by the existing lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase; (viii) Liens in favor of customs and revenue authorities which secure payment of customs duties in connection with the importation of goods
(ix) Liens on Equipment which were in existence when the Equipment was acquired by Borrower and which do not extend to any other Collateral, (x) Liens in favor of Bank of America NT&SA on collateral accounts specifically pledged to said bank, which secure Borrower's reimbursement obligations in connection with letters of credit. Greyrock will have the right to require, as a condition to its consent under subparagraph (iv) above, that the holder of the additional security interest or lien sign an intercreditor agreement on Greyrock's then standard form, acknowledge that the security interest is subordinate to the security interest in favor of Greyrock, and agree not to take any action to enforce its subordinate security interest so long as any Obligations remain outstanding, and that Borrower agree that any uncured default in any obligation secured by the subordinate security interest shall also constitute an Event of Default under this Agreement.

   PERSON means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, government, or any agency or political division thereof, or any other entity.

   RECEIVABLES means all of Borrower's now owned and hereafter acquired accounts (whether or not earned by performance), letters of credit, contract rights, chattel paper, instruments, securities, documents and all other forms of obligations at any time owing to Borrower, all guaranties and other security therefor, all merchandise returned to or repossessed by Borrower, and all rights of stoppage in transit and all other rights or remedies of an unpaid vendor, lienor or secured party.


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   OTHER TERMS. All accounting terms used in this Agreement, unless otherwise indicated, shall have the meanings given to such terms in accordance with generally accepted accounting principles, consistently applied. All other terms contained in this Agreement, unless otherwise indicated, shall have the meanings provided by the Code, to the extent such terms are defined therein.

9.   GENERAL PROVISIONS.

   9.1 INTEREST COMPUTATION. In computing interest on the Obligations, all checks, wire transfers and other items of payment received by Greyrock (including proceeds of Receivables and payment of the Obligations in full) shall be deemed applied by Greyrock on account of the Obligations two Business Days after receipt by Greyrock of immediately available funds. Greyrock shall not, however, be required to credit Borrower's account for the amount of any item of payment which is unsatisfactory to Greyrock in its discretion, and Greyrock may charge Borrower's Loan account for the amount of any item of payment which is returned to Greyrock unpaid.

   9.2 APPLICATION OF PAYMENTS. All payments with respect to the Obligations may be applied, and in Greyrock's sole discretion reversed and re-applied, to the Obligations, in such order and manner as Greyrock shall determine in its sole discretion.

   9.3 CHARGES TO ACCOUNT. Greyrock may, in its discretion, require that Borrower pay monetary Obligations in cash to Greyrock, or charge them to Borrower's Loan account, in which event they will bear interest at the same rate applicable to the Loans.

   9.4 MONTHLY ACCOUNTINGS. Greyrock shall provide Borrower monthly with an account of advances, charges, expenses and payments made pursuant to this Agreement. Such account shall be deemed correct, accurate and binding on Borrower and an account stated (except for reverses and reapplications of payments made and corrections of errors discovered by Greyrock), unless Borrower notifies Greyrock in writing to the contrary within sixty days after each account is rendered, describing the nature of any alleged errors or admissions.

   9.5 NOTICES. All notices to be given under this Agreement shall be in writing and shall be given either personally or by reputable private delivery service or by regular first-class mail, or certified mail return receipt requested, or by fax (with concurrent sending of a copy by regular first-class mail, or certified mail return receipt requested) addressed to Greyrock or Borrower at the addresses shown in the heading to this Agreement, or at any other address designated in writing by one party to the other party. All notices shall be deemed to have been given upon delivery in the case of notices personally delivered or sent by fax, or at the expiration of one business day following delivery to the private delivery service, or two business days following the deposit thereof in the United States mail, with postage prepaid.

   9.6 SEVERABILITY. Should any provision of this Agreement be held by any court of competent jurisdiction to be void or unenforceable, such defect shall not affect the remainder of this Agreement, which shall continue in full force and effect.

   9.7 INTEGRATION. This Agreement and such other written agreements, documents and instruments as may be executed in connection herewith are the final, entire and complete agreement between Borrower and Greyrock and supersede all prior and contemporaneous negotiations and oral representations and agreements, all of which are merged and integrated in this Agreement. THERE ARE NO ORAL UNDERSTANDINGS, REPRESENTATIONS OR AGREEMENTS BETWEEN THE PARTIES WHICH ARE NOT SET FORTH IN THIS AGREEMENT OR IN OTHER WRITTEN AGREEMENTS SIGNED BY THE PARTIES IN CONNECTION HEREWITH.

   9.8 WAIVERS. The failure of Greyrock at any time or times to require Borrower to strictly comply with any of the provisions of this Agreement or any other present or future agreement between Borrower and Greyrock shall not waive or diminish any right of Greyrock later to demand and receive strict compliance therewith. Any waiver of any default shall not waive or affect any other default, whether prior or subsequent, and whether or not similar. None of the provisions of this Agreement or any other agreement now or in the future executed by Borrower and delivered to Greyrock shall be deemed to have been waived by any act or knowledge of Greyrock or its agents or employees, but only by a specific written waiver signed by an authorized officer of Greyrock and delivered to Borrower. Borrower waives demand, protest, notice of protest and notice of default or dishonor, notice of payment and nonpayment, release, compromise, settlement, extension or renewal of any commercial paper, instrument, account, General Intangible, document or guaranty at any time held by Greyrock on which Borrower is or may in any way be liable, and notice of any action taken by Greyrock, unless expressly required by this Agreement.

   9.9 AMENDMENT. The terms and provisions of this Agreement may not be waived or amended, except in a writing executed by Borrower and a duly authorized officer of Greyrock.

   9.10 TIME OF ESSENCE. Time is of the essence in the performance by Borrower of each and every obligation under this Agreement.

   9.11 ATTORNEYS FEES AND COSTS. Borrower shall reimburse Greyrock for all reasonable attorneys' fees and all filing, recording, search, title insurance, appraisal, audit, and other reasonable costs incurred by Greyrock, pursuant to, or in connection with, or relating to this Agreement (whether or not a lawsuit is filed), including, but not limited to, any reasonable attorneys' fees and costs Greyrock incurs in order to do the following: prepare and negotiate this Agreement and the documents relating to this Agreement; obtain legal advice in connection with this Agreement or Borrower; enforce, or seek to enforce, any of its rights; prosecute actions against, or defend actions by, Account Debtors; commence, intervene in, or defend any action or proceeding; initiate any complaint to be relieved of the automatic stay in bankruptcy; file or prosecute any probate claim, bankruptcy claim, third-party claim, or other claim; examine, audit, copy, and inspect any of the Collateral or any of Borrower's books

     GREYROCK CAPITAL                      LOAN AND SECURITY AGREEMENT
--------------------------------------------------------------------------------


and records; protect, obtain possession of, lease, dispose of, or otherwise enforce Greyrock's security interest in, the Collateral; and otherwise represent Greyrock in any litigation relating to Borrower. If either Greyrock or Borrower files any lawsuit against the other predicated on a breach of this Agreement, the prevailing party in such action shall be entitled to recover its reasonable costs and attorneys' fees, including (but not limited to) reasonable attorneys' fees and costs incurred in the enforcement of, execution upon or defense of any order, decree, award or judgment. All attorneys' fees and costs to which Greyrock may be entitled pursuant to this Paragraph shall immediately become part of Borrower's Obligations, shall be due on demand, and shall bear interest at a rate equal to the highest interest rate applicable to any of the Obligations.

   9.12 BENEFIT OF AGREEMENT. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors, assigns, heirs, beneficiaries and representatives of Borrower and Greyrock; provided, however, that Borrower may not assign or transfer any of its rights under this Agreement without the prior written consent of Greyrock, and any prohibited assignment shall be void. No consent by Greyrock to any assignment shall release Borrower from its liability for the Obligations.

   9.13 JOINT AND SEVERAL LIABILITY. If Borrower consists of more than one Person, their liability shall be joint and several, and the compromise of any claim with, or the release of, any Borrower shall not constitute a compromise with, or a release of, any other Borrower.

   9.14 LIMITATION OF ACTIONS. Any claim or cause of action by Borrower against Greyrock, its directors, officers, employees, agents, accountants or attorneys, based upon, arising from, or relating to this Loan Agreement, or any other present or future document or agreement, or any other transaction contemplated hereby or thereby or relating hereto or thereto, or any other matter, cause or thing whatsoever, occurred, done, omitted or suffered to be done by Greyrock, its directors, officers, employees, agents, accountants or attorneys, shall be barred unless asserted by Borrower by the commencement of an action or proceeding in a court of competent jurisdiction by the filing of a complaint within one year after the first act, occurrence or omission upon which such claim or cause of action, or any part thereof, is based, and the service of a summons and complaint on an officer of Greyrock, or on any other person authorized to accept service on behalf of Greyrock, within thirty (30) days thereafter. Borrower agrees that such one-year period is a reasonable and sufficient time for Borrower to investigate and act upon any such claim or cause of action. The one-year period provided herein shall not be waived, tolled, or extended except by the written consent of Greyrock in its sole discretion. This provision shall survive any termination of this Loan Agreement or any other present or future agreement.

   9.15 PARAGRAPH HEADINGS; CONSTRUCTION. Paragraph headings are only used in this Agreement for convenience. Borrower and Greyrock acknowledge that the headings may not describe completely the subject matter of the applicable paragraph, and the headings shall not be used in any manner to construe, limit, define or interpret any term or provision of this Agreement. The term "including", whenever used in this Agreement, shall mean "including (but not limited to)". This Agreement has been fully reviewed and negotiated between the parties and no uncertainty or ambiguity in any term or provision of this Agreement shall be construed strictly against Greyrock or Borrower under any rule of construction or otherwise.

   9.16 GOVERNING LAW; JURISDICTION; VENUE. This Agreement and all acts and transactions hereunder and all rights and obligations of Greyrock and Borrower shall be governed by the laws of the State of California. As a material part of the consideration to Greyrock to enter into this Agreement, Borrower (i) agrees that all actions and proceedings relating directly or indirectly to this Agreement shall, at Greyrock's option, be litigated in courts located within California, and that the exclusive venue therefor shall be Los Angeles County;
(ii) consents to the jurisdiction and venue of any such court and consents to service of process in any such action or proceeding by personal delivery or any other method permitted by law; and (iii) waives any and all rights Borrower may have to object to the jurisdiction of any such court, or to transfer or change the venue of any such action or proceeding.

   9.16A CONFIDENTIALITY. Greyrock covenants and agrees, on a continuing basis, to use reasonable efforts to maintain the confidentiality of and not to disclose to any person other than its officers, directors, attorneys and accountants, affiliates, and participants and such other persons to whom Greyrock shall at any time be required to make such disclosure in accordance with applicable law, any and all proprietary, trade secret or confidential information provided to or received by Greyrock from or on account of Borrower or any affiliate of Borrower, including business plans and forecasts, non-public financial information, confidential or secret processes, formulae, devices or contractual information, customer lists, employee relation matters, and any other information the disclosure of which could reasonably be expected to have a material adverse impact on the business, finances or operations of Borrower or its affiliates, PROVIDED, HOWEVER, the foregoing provisions shall not be effective regarding the disposition of Collateral after an Event of Default.

   9.17 MUTUAL WAIVER OF JURY TRIAL. BORROWER AND GREYROCK EACH HEREBY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO, THIS AGREEMENT OR ANY OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN GREYROCK AND BORROWER, OR ANY CONDUCT, ACTS OR OMISSIONS OF GREYROCK OR BORROWER OR ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR ANY OTHER PERSONS AFFILIATED WITH GREYROCK OR BORROWER, IN ALL OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE.

     GREYROCK CAPITAL                      LOAN AND SECURITY AGREEMENT
--------------------------------------------------------------------------------

BORROWER:

         DIGITAL MICROWAVE CORPORATION


         BY /S/ CARL A. THOMSEN
            --------------------------------
             VICE PRESIDENT, CHIEF FINANCIAL
                OFFICER AND SECRETARY

GREYROCK:

         GREYROCK CAPITAL,
         A DIVISION OF NATIONSCREDIT COMMERCIAL CORPORATION


      BY /S/ LISA NAGANO
         -----------------------------
         TITLE  SENIOR VICE PRESIDENT

          ----------------------------------------------------------------------

[GREYROCK CAPITAL LOGO]

                                   SCHEDULE TO
                           LOAN AND SECURITY AGREEMENT

BORROWER:     DIGITAL MICROWAVE CORPORATION
ADDRESS:      170 ROSE ORCHARD WAY
              SAN JOSE, CALIFORNIA  95134

DATE:         AS OF OCTOBER 1, 1998

This Schedule is an integral part of the Loan and Security Agreement between GREYROCK CAPITAL, A DIVISION OF NATIONSCREDIT COMMERCIAL CORPORATION (GREYROCK) and DIGITAL MICROWAVE CORPORATION (BORROWER) of even date.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

1.  CREDIT LIMIT
    (Section 1.1):

     (a) CREDIT LIMIT. The Credit Limit will be determined by whether or not the "Streamlined Facility" or the "Non-Streamlined Facility," (as defined below) is in effect.

     (b) CREDIT LIMIT--NON-STREAMLINED FACILITY. If the Non-Streamlined Facility is in effect, the Credit Limit shall be as follows: An amount not to exceed the lesser of (1) or (2) below:

               (1) $40,000,000 (the "Dollar Credit Limit") at any one time outstanding; or

               (2)  an amount equal to the sum of the following:

                           (A) RECEIVABLE LOANS. 80% of the amount of Borrower's Eligible Receivables (as defined in Section 8 above),

                           plus

                           (B) INVENTORY LOANS. The lesser of 25% of the Value of Borrower's Eligible Inventory (as defined in
                           Section 8 above) or $7,500,000. (VALUE, as used herein, means the lower of cost or wholesale market value.)

                           plus

                           (C) TERM LOAN. The unpaid principal balance of the term loan provided for below (the "Term Loan"),

                           plus

                           (D) UNDRAWN TERM LOAN. An amount equal to the portion of the Term Loan which the Borrower is entitled to draw on under Section 1(g) below, but which has not yet been disbursed.

     GREYROCK CAPITAL                 SCHEDULE TO LOAN AND SECURITY AGREEMENT
--------------------------------------------------------------------------------

     (c) CREDIT LIMIT--STREAMLINED FACILITY. If the Streamlined Facility is in effect, the Credit Limit shall be an amount equal to the sum of the following:

               (1) RECEIVABLE LOANS. The lesser of (A) 50% of the amount of Borrower's Eligible Receivables (as defined in Section 8 above), or (B) $15,000,000,

               plus

               (2) TERM LOAN. The unpaid principal balance of the Term Loan,

                   plus

               (3) UNDRAWN TERM LOAN. An amount equal to the portion of the Term Loan which the Borrower is entitled to draw on under Section 1(g) below, but which has not yet been disbursed.

     (d) SELECTING A FACILITY. Throughout the term of this Agreement, either the "Streamlined Facility" or the "Non-Streamlined Facility" shall be in effect. Borrower shall give Greyrock written notice, at least two weeks prior to the date Borrower desires to change from the Streamlined Facility to the Non-Streamlined Facility or from the Non-Streamlined Facility to the Streamlined Facility. The Facility in effect as of the date hereof shall be the Streamlined Facility. If Borrower desires to change from the Streamlined Facility to the Non-Streamlined Facility, then at least two weeks prior to the date the change is to go into effect, Borrower shall provide Greyrock with all schedules, reports, assignments, agings and the like which would be required under the Non-Streamlined Facility, current as of the date of the change, and shall allow Greyrock access to Borrower's books and records to conduct Greyrock's normal pre-funding audit. If Borrower desires to change from the Non-Streamlined Facility to the Streamlined Facility, then, on the date the change is to go into effect, Borrower shall pay to Greyrock, in immediately available funds, an amount sufficient to reduce the outstanding Obligations to the amount of the Credit Limit under the Streamlined Facility.

     (e) STREAMLINED FACILITY PROVISIONS. While the Streamlined Facility is in effect, the following provisions (the "Streamlined Facility
     Provisions") shall apply:

               (1) Daily reporting of transactions and daily schedules and assignments of Receivables and schedules of collections, called for by Section 4.3 of this Loan Agreement, will not be required. Instead, the Borrower shall provide Greyrock with a monthly Borrowing Base Certificate, in such form as Greyrock shall from time to time specify, within 10 Business Days after the end of each month. In the event, as of the end of any month, the total of all Loans and all other Obligations exceeds the Credit Limit permitted under the Streamlined Facility, Borrower shall immediately pay the amount of the excess to Greyrock.

               (2) Delivery of the proceeds of Receivables and other Collateral within one business day after receipt, as called for by Sections
               4.4 and 5.4 of the Loan Agreement will not be required.

               (3) The Streamlined Provisions shall immediately terminate if any Event of Default or any event which, with notice or passage of time or both, would constitute an Event of Default, occurs and is continuing.

               (4) Upon termination of the Streamlined Provisions for any reason, the Borrower shall, then and thereafter, provide Greyrock with the daily reporting of transactions and daily schedules and assignments of Receivables and schedules of collections, as called for by Section 4.3 of this Agreement, and Borrower shall deliver all proceeds

     GREYROCK CAPITAL                 SCHEDULE TO LOAN AND SECURITY AGREEMENT
--------------------------------------------------------------------------------

               of Receivables and other Collateral to Greyrock, within one business day after receipt, as called for by Sections 4.4 and 5.4 of this Agreement.

         (f) NEW ZEALAND AND UK RECEIVABLES. Receivables of Borrower's affiliates, MAS Technology Limited, a New Zealand corporation, and DMC Telecom U.K. Ltd., a Delaware corporation (jointly and severally, the "Foreign Affiliates") may be included as Eligible Receivables, provided that (i) they meet the other requirements for Eligible Receivables and are acceptable to Greyrock in its sole discretion, and (ii) the Guaranties and Security Agreements referred to in Section 7(1) below have been executed and delivered and are in full force and effect, and
         (iii) Greyrock has a first-priority, perfected security interest in all such Receivables, and (iv) all documents, instruments and actions recommended by Greyrock's attorneys in the UK and in New Zealand in connection with the foregoing have been executed, delivered and taken, and (v) Greyrock has confirmed all of the foregoing with its attorneys.

         (g)  TERM LOAN.

               (1) AMOUNT. The amount of the Term Loan shall be in a total amount not to exceed $5,000,000.

               (2) DISBURSEMENTS. The Term Loan shall be made in an initial disbursement of not less than $2,500,000 and subsequent disbursements of not less than $1,000,000. No Term Loans will be disbursed after November 30, 1999. Prior to any disbursement of the Term Loan, Greyrock shall have completed its analysis of the UCC-1 Financing Statements filed by other lenders with respect to Borrower relating to Borrower's equipment, and Borrower shall cause any such Financing Statements which, in the judgment of Greyrock, cover equipment which Greyrock included in its calculation of the borrowing base in determining the amount of the Term Loan to be terminated of record. The disbursements of the Term Loan shall be further conditioned on no Event of Default and no event which, with notice or passage of time or both, would constitute an Event of Default having occurred and continuing at the date the disbursement is to be made and after giving effect thereto. Borrower shall give Greyrock a written request for the disbursement of the Term Loan at least two Business Days prior to the desired date of the disbursement. Term Loans available hereunder shall be reduced by the amount of any Loans outstanding under Sections 1(b)(2)(D) or 1(c)(3) relating to undrawn Term Loans.

               (3) PRINCIPAL INSTALLMENTS. Each Term Loan shall be repaid in 48 equal monthly installments of principal (the "Monthly Principal Installments"), commencing on the first day of the first month after the date of the disbursement of the Term Loan and continuing on the same day of each succeding month thereafter until the earlier of (i) the date the Term Loans have been paid in full, or (ii) the date this Loan Agreement terminates by its terms or is terminated by either party in accordance with its terms, at which date the entire unpaid principal balance of the Term Loan plus all accrued interest thereon shall be paid in full; provided that the 48 monthly principal installments of any Term Loans disbursed in November, 1998 shall commence on January 1, 1999.

               (4) NOTE. The Term Loan shall be evidenced by a Secured Promissory Note of even date herewith made by Borrower to the order of Greyrock.

     GREYROCK CAPITAL                 SCHEDULE TO LOAN AND SECURITY AGREEMENT
--------------------------------------------------------------------------------

2.  INTEREST.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
         INTEREST RATE (Section 1.2):

                                        A rate equal to the "Prime Rate" plus
                                        1.5% per annum, calculated on the basis
                                        of a 360-day year for the actual number
                                        of days elapsed, provided that the
                                        interest rate in effect in each month
                                        shall not be less than 8% per annum, and
                                        provided that the interest charged for
                                        each calendar month, beginning December
                                        1, 1998, shall be a minimum of $20,000,
                                        regardless of the amount of the
                                        Obligations outstanding. The interest
                                        rate applicable to all Loans shall be
                                        adjusted monthly as of the first day of
                                        each month, and the interest to be
                                        charged for each month shall be based on
                                        the highest "Prime Rate" in effect
                                        during said month. "Prime Rate" means
                                        the actual "Reference Rate" or the
                                        substitute therefor of the Bank of
                                        America NT & SA whether or not that rate
                                        is the lowest interest rate charged by
                                        said bank. If the Prime Rate, as
                                        defined, is unavailable, "Prime Rate"
                                        shall mean the highest of the prime
                                        rates published in the Wall Street
                                        Journal on the first business day of the
                                        month, as the base rate on corporate
                                        loans at large U.S. money center
                                        commercial banks.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

3. FEES (Section 1.3/Section 6.2):

         Loan Fee:                      $400,000, payable concurrently herewith.

         Termination Fee:               $20,000 per month for each month (or
                                        portion thereof) from the effective
                                        date of termination to the Maturity Date

         NSF Check Charge:              $15.00 per item.

         Wire Transfers:                $15.00 per transfer.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

4.  MATURITY DATE
     (Section 6.1):                     NOVEMBER 30, 1999, subject to automatic
                                        renewal as provided in Section 6.1
                                        above, and early termination as provided in Section 6.2 above.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

5.  REPORTING.
      (Section 5.2):

                                    Borrower shall provide Greyrock with the following:

                                    1.  Annual financial statements, as soon as
                                        available, and in any event within 95
                                        days following the end of Borrower's
                                        fiscal year, certified by independent
                                        certified public accountants acceptable
                                        to Greyrock.

                                    2.  Quarterly unaudited financial
                                        statements, as soon as available, and in any event within 50 days after the end of each fiscal quarter of Borrower.

                                    3.  Monthly unaudited financial statements,
                                        as soon as available, and in any event
                                        within 30 days after the end of each
                                        month.

     GREYROCK CAPITAL                 SCHEDULE TO LOAN AND SECURITY AGREEMENT
--------------------------------------------------------------------------------

                                    4.  Monthly Receivable agings, aged by
                                        invoice date, within 10 Business Days
                                        after the end of each month.

                                    5. Monthly accounts payable agings, aged by invoice date, and outstanding or held check registers within 10 Business Days after the end of each month.

                                    6.  Monthly perpetual inventory reports for
                                        the Inventory valued on a first-in,
                                        first-out basis at the lower of cost or
                                        market (in accordance with generally
                                        accepted accounting principles) or such
                                        other inventory reports as are
                                        reasonably requested by Greyrock, all
                                        within 30 days after the end of each
                                        month.


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

6.  BORROWER INFORMATION:

         PRIOR NAMES OF
         BORROWER
         (Section 3.2):                 See Exhibit A hereto.

         PRIOR TRADE
         NAMES OF BORROWER
         (Section 3.2):                 None

         EXISTING TRADE
         NAMES OF BORROWER
         (Section 3.2):                 None

         OTHER LOCATIONS AND
         ADDRESSES (Section 3.3):       See Exhibit A hereto

         MATERIAL ADVERSE
         LITIGATION (Section 3.10):  None

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

7.  ADDITIONAL PROVISIONS:

                        (1) FOREIGN AFFILIATES. In the event Borrower wishes
                            to include the Receivables of the Foreign
                            Affiliates as Eligible Receivables, Borrower shall give Greyrock five Business Days notice thereof, and Borrower shall cause the Foreign Affiliates to execute and deliver to Greyrock Continuing Guaranties, in such form as Greyrock shall specify, with respect to all of the Obligations, and security agreements granting Greyrock a first-priority, perfected security interest in all of their assets (other than real property), in such form as Greyrock shall specify, and Borrower shall thereafter cause such Guaranties and Security Agreements to continue in full force and effect throughout the term of this Loan Agreement and so long as any portion of the Obligations remains outstanding.

                        (2) DOMESTIC AFFILIATES. Within 60 days after the date
                            hereof, Borrower shall cause its domestic affiliates, Granger, Inc. and Innova Corporation to execute and deliver to Greyrock Continuing Guaranties, in such form as Greyrock shall specify, with respect to all of the Obligations, and security agreements granting Greyrock a first-priority, perfected security interest in all of their assets (other

     GREYROCK CAPITAL                 SCHEDULE TO LOAN AND SECURITY AGREEMENT
--------------------------------------------------------------------------------

                            than real property), and UCC-1 Financing Statements, all in such form as Greyrock shall specify, and Borrower shall cause such Guaranties and Security Agreements and Financing Statements to continue in full force and effect throughout the term of this Loan Agreement and so long as any portion of the Obligations remains outstanding.


                        (3) RIGHT TO SELL CERTAIN RECEIVABLES. Borrower shall
                            have the right, from time to time, to sell, in good-faith arm's length transactions, Receivables evidencing the sale of goods which were sold by Borrower on terms of 90 days or longer, provided that the following conditions are met: (i) No Loans are outstanding with respect to the Receivables to be sold, (ii) Copies of all documentation relating to the sale are provided to Greyrock at least four Business Days prior to consummation of the sale of the Receivables, including a schedule listing the Receivables to be sold, (iii) no Event of Default and no event which, with notice or passage of time or both, would constitute an Event of Default under the Loan Agreement, has occurred and is continuing, both before, and after giving effect to, the sale of the Receivables.

                        (4) INSURANCE. Borrower represents and warrants that
                            it has insurance in effect as called for by
                            Section 5.1 above of this Loan Agreement; provided that Borrower shall have until December 15, 1998 to provide to Greyrock the lenders loss payee endorsement in form reasonably acceptable to Greyrock called for by Section 5.1.

Borrower:                                      Greyrock:

   Digital Microwave Corporation               Greyrock Capital,
                                               a Division of NationsCredit
                                               Commercial Corporation

   By /s/ CARL A. THOMSEN                      By /s/ LISA NAGANO
      -----------------------------------        ------------------------------
         Vice President, Chief Financial       Title  Senior Vice President
             Officer and Secretary

Version -5

LEVY, SMALL & LALLAS
TRANSMITTAL NOTE
--------------------------------------------------------------------------------
                                                                          PAGE 1

[GREYROCK CAPITAL LOGO]



                             SECURED PROMISSORY NOTE
$5,000,000              Los Angeles, California                  OCTOBER 1, 1998

         FOR VALUE RECEIVED, the undersigned (the BORROWER) promises to pay to the order of Greyrock Capital, a division of NationsCredit Commercial Corporation (GREYROCK), at 10880 Wilshire Blvd. Suite 950, Los Angeles, CA 90024, or at such other address as the holder of this Note shall direct, the principal sum of $5,000,000 (or such lesser or greater amount as shall constitute the unpaid principal balance of the Term Loan made pursuant to the Loan and Security Agreement between the Borrower and Greyrock dated as of OCTOBER 1, 1998 (the LOAN AGREEMENT).

         The principal amount of this Note shall be repaid as provided in the Loan Agreement.

         This Note shall bear interest on the unpaid principal balance hereof from time to time outstanding at a rate equal to the following: A rate equal to the "Prime Rate" (as defined in the Loan Agreement) plus 1.5% per annum, calculated on the basis of a 360-day year for the actual number of days elapsed, provided that the interest rate in effect in each month shall not be less than 8% per annum. The interest rate applicable to all Loans shall be adjusted monthly as of the first day of each month, and the interest to be charged for each month shall be based on the highest "Prime Rate" in effect during said month.

         Accrued interest on this Note shall be payable monthly, in addition to the principal payments provided above, commencing on NOVEMBER 30, 1998 and continuing on the last day of each succeeding month. Any accrued interest not paid when due shall bear interest at the same rate as the principal hereunder.

         Principal of and interest on this Note shall be payable in lawful money of the United States of America. If a payment hereunder becomes due and payable on a Saturday, Sunday or legal holiday, the due date thereof shall be extended to the next succeeding business day, and interest shall be payable thereon during such extension.

         In the event any payment of principal or interest on this Note is not paid in full when due, or if any other default or event of default occurs hereunder, under the Loan Agreement or under any other present or future instrument, document, or agreement between the Borrower and Greyrock (collectively, EVENTS OF DEFAULT), Greyrock may, at its option, at any time thereafter, declare the entire unpaid principal balance of this Note plus all accrued interest to be immediately due and payable, without notice or demand. The acceptance of any installment of principal or interest by Greyrock after the time when it becomes due, as herein specified, shall not be held to establish a custom, or to waive any rights of Greyrock to enforce payment when due of any further installments or any other rights, nor shall any failure or delay to exercise any rights be held to waive the same.

         All payments hereunder are to be applied first to costs and fees referred to hereunder, second to the payment of accrued interest and the remaining balance to the payment of principal. Any principal prepayment hereunder shall be applied against principal payments in the inverse order of maturity. Greyrock shall have the continuing and exclusive right to apply or reverse and reapply any and all payments hereunder.

LEVY, SMALL & LALLAS
TRANSMITTAL NOTE
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                                                                          PAGE 2

         The Borrower agrees to pay all costs and expenses (including without limitation attorney's fees) incurred by Greyrock in connection with or related to this Note, or its enforcement, whether or not suit be brought. The Borrower hereby waives presentment, demand for payment, notice of dishonor, notice of nonpayment, protest, notice of protest, and any and all other notices and demands in connection with the delivery, acceptance, performance, default, or enforcement of this Note, and the Borrower hereby waives the benefits of any statute of limitations with respect to any action to enforce, or otherwise related to, this Note.

         This Note is secured by the Loan Agreement and all other present and future security agreements between the Borrower and Greyrock. Nothing herein shall be deemed to limit any of the terms or provisions of the Loan Agreement or any other present or future document, instrument or agreement, between the Borrower and Greyrock, and all of Greyrock's rights and remedies hereunder and thereunder are cumulative.

         In the event any one or more of the provisions of this Note shall for any reason be held to be invalid, illegal or unenforceable, the same shall not affect any other provision of this Note and the remaining provisions of this Note shall remain in full force and effect.

         No waiver or modification of any of the terms or provisions of this Note shall be valid or binding unless set forth in a writing signed by a duly authorized officer of Greyrock, and then only to the extent therein specifically set forth. If more than one person executes this Note, their obligations hereunder shall be joint and several.

GREYROCK AND BORROWER EACH HEREBY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO: (I) THIS NOTE; OR (II) ANY OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN GREYROCK AND BORROWER; OR (III) ANY CONDUCT, ACTS OR OMISSIONS OF GREYROCK OR BORROWER OR ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR ANY OTHER PERSONS AFFILIATED WITH GREYROCK OR BORROWER; IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE.

         This Note is payable in, and shall be governed by the laws of, the State of California.

                                  DIGITAL MICROWAVE CORPORATION


                                  By /s/ CARL A. THOMSEN
                                     ------------------------------------------
                                      Vice President, Chief Financial
                                          Officer and Secretary